JNL INVESTORS SERIES TRUST 485BPOS

Ex. 99.28(g)(1)(v)

Amendment to Amended and Restated

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Amended and Restated Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated December 1, 2022, as amended (the “Agreement”), is by and among JNL Investors Series Trust and JNL Series Trust (each individually a “Trust” and together, the “Trusts”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the Custodian and the Trusts (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Trust.

Whereas, the Board of Trustees of each Trust (together, the “Board”) has approved, and the Parties have agreed, to amend certain custody fees outlined in Schedule 7 of the Agreement, effective January 1, 2026.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule 7 of the Agreement is hereby updated, via the terms outlined in the Amendment to Schedule 7 – Custody Fees, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts or the Custodian to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective January 1, 2026.

JNL Investors Series Trust JNL Series Trust		JPMorgan Chase Bank, National Association
	/s/ Kristen K. Leeman		/s/ Paige Crandall
By:		By:
Name:	Kristen K. Leeman	Name:	Paige Crandall
Title:	Assistant Secretary	Title:	Vice President

JNL Series Trust and JNL Investors Series [Trust]

Amendment to Schedule 7 – Custody Fees

December 2025

[FEE SCHEDULE OMITTED]

J.P. Morgan